UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	46-5188184
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 E. Franklin St.

Richmond, VA 23219

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 887-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On January 27, 2016, Media General, Inc., a Virginia corporation (“Media General”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nexstar Broadcasting Group, Inc., a Delaware corporation (“Nexstar”) and Neptune Merger Sub, Inc., a Virginia corporation and a direct, wholly owned subsidiary of Nexstar (“Merger Sub”), pursuant to which Merger Sub will merge with and into Media General (the “Merger”), with Media General surviving the Merger as a wholly owned subsidiary of Nexstar.

Transaction Structure

In the Merger, each share of Media General common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive (i) $10.55 in cash, without interest (the “Cash Consideration”) and (ii) 0.1249 of a share of Nexstar Class A common stock (the “Stock Consideration”). In addition, the terms of the Merger Agreement contemplate additional consideration to Media General shareholders in the form of a non-transferable contingent value right (“CVR”) for each Media General share. The CVR will entitle Media General shareholders to net cash proceeds as received from the sale of Media General's spectrum in the Federal Communication Commission’s upcoming spectrum auction (the “FCC auction”), upon the terms and subject to the conditions set forth in the Merger Agreement and the CVR agreement, the form of which is an exhibit to the Merger Agreement attached hereto as Exhibit 2.1 (the CVRs, together with the Stock Consideration and the Cash Consideration, the “Merger Consideration”). Depending on the timing of the FCC auction, the CVR may be issued before or at the time of the Merger.

The Merger Agreement provides that each unvested Media General stock option outstanding immediately prior to the effective time of the Merger will become fully vested and will be converted into an option to purchase Nexstar Class A common stock, in the same amount and at the same price as provided in the underlying Media General stock option, adjusted to account for the Cash Consideration and the exchange ratio for the Stock Consideration. Additionally, unless the CVR has been issued prior to the effective time of the Merger, holders of Media General stock options will also be entitled to receive one CVR for each share subject to the Media General stock option immediately prior to the effective time. All other equity-based awards of Media General outstanding immediately prior to the effective time of the Merger will vest in full and be converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions set forth in the Merger Agreement.

Governance

Following the Merger, Nexstar will increase the size of its board of directors from seven to nine directors and designate two current members of the Media General board of directors to serve as directors Nexstar (currently expected to be Dennis FitzSimons and John Muse).

Immediately following the Merger, the director of Merger Sub serving immediately prior to the Merger shall be the director of the Surviving Corporation and the officers of Merger Sub serving immediately prior to the Merger shall be the officers of the Surviving Corporation.

Non-Solicit

Both parties have agreed, among other things, (i) not to solicit, initiate, knowingly encourage or knowingly facilitate alternative acquisition proposals from third parties and (ii) subject to certain exceptions, not to engage in any discussions or negotiations with any third parties regarding alternative acquisition proposals.

Prior to the time that Media General receives the necessary shareholder vote, (i) the Media General board of directors may, upon receipt of a bona fide acquisition proposal, contact the person making the acquisition proposal to clarify the terms and conditions thereof and if the Media General board of directors determines in its good faith business judgment, after consulting with outside counsel and a nationally recognized third-party financial advisor, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer in accordance with the Merger Agreement, and, after consultation with outside counsel, that the failure to take certain actions would be reasonably likely to be inconsistent with the Media General board of directors’ fiduciary duties to Media General’s shareholders under applicable law, then Media General may furnish information with respect to Media General and its subsidiaries to the person making the acquisition proposal and participate in discussions or negotiations with such person regarding such proposal; (ii) Media General may, subject to compliance with certain obligations set forth in the Merger Agreement, including the payment of a termination fee to Nexstar and customary notice and matching rights in favor of Nexstar, terminate the Merger Agreement to enter into a definitive agreement to accept a bona fide acquisition proposal that constitutes a superior proposal in accordance with the Merger Agreement; and (iii) the Media General board of directors may change its recommendation to the Media General shareholders regarding adopting the Merger Agreement (x) in response to an intervening event if the Media General board of directors determines in its good faith business judgment after consultation with its outside counsel that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Media General’s shareholders under applicable law, or (y) if the Media General board of directors determines in its good faith business judgment after consultation with outside counsel and a nationally recognized third-party financial advisor, that a bona fide acquisition propose constitutes a superior offer in accordance with the Merger Agreement, subject in each case to customary notice and matching rights in favor of Nexstar.

Prior to the time that Nexstar receives the necessary Nexstar shareholder vote, (i) the Nexstar board of directors may, upon receipt of a bona fide acquisition proposal, contact the person making the acquisition proposal to clarify the terms and conditions thereof and if the Nexstar board of directors determines in its good faith judgment, after consulting with outside counsel and a nationally recognized third-party financial advisor, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer in accordance with the Merger Agreement, and, after consultation with outside counsel, that the failure to take certain actions would be reasonably likely to be inconsistent with the Nexstar board of directors’ fiduciary duties to Nexstar’s shareholders under applicable law, then Nexstar may furnish information with respect to Nexstar and its subsidiaries to the person making the acquisition proposal and participate in discussions or negotiations with such person regarding such proposal, and (ii) the Nexstar board of directors may change its recommendation to the Nexstar shareholders regarding approval of the proposed transactions (x) in response to an intervening event if the Nexstar board of directors determines in good faith after consultation with its outside counsel that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Nexstar’s shareholders under applicable law, or (y) if the Nexstar board of directors determines in good faith after consultation with outside counsel and a nationally recognized third-party financial advisor, that a bona fide acquisition proposal constitutes a superior offer in accordance with the Merger Agreement, subject in each case to customary notice and matching rights in favor of Media General.

Subject to the parties’ rights to terminate the Merger Agreement, including Media General’s right to terminate the Merger Agreement as described above, each party has agreed to submit the Merger Agreement and the transactions contemplated thereby, as applicable, to a vote of its shareholders for approval notwithstanding any change in recommendation by its board of directors.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission and the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the adoption of the Merger Agreement by the shareholders of Media General, (iv) the approval by the shareholders of Nexstar of certain actions in connection with the Mergers, (v) the effectiveness of a registration statement on Form S-4 registering the Nexstar Class A common stock to be issued in connection with the Merger, (vi) the listing of the Nexstar Class A common stock to be issued in the Merger on the NASDAQ Global Select Market and (vii) the receipt of certain third-party consents.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of Nexstar and Media General to conduct their respective businesses in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of the other party.

The Merger Agreement contains certain termination rights for both Nexstar and Media General. Upon termination of the Merger Agreement under specific circumstances, Media General will be required to pay Nexstar a termination fee. If the Merger Agreement is terminated in connection with Media General entering into a definitive agreement with respect to a superior proposal, as well as under certain other circumstances, the termination fee payable by Media General to Nexstar will be $80 million. If the Merger Agreement is terminated because the required Media General shareholder vote is not obtained at a shareholder meeting duly held for such purpose, the amount of the termination fee payable by Media General to Nexstar will be $20 million. The Merger Agreement also provides that Nexstar will be required to pay a termination fee to Media General of $80 million if the Merger Agreement is terminated under certain circumstances and a termination fee of $20 million if the required Nexstar shareholder vote is not obtained at a shareholder meeting duly held for such purpose.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before January 27, 2017, with an automatic extension to April 27, 2017, if necessary to obtain regulatory approval under circumstances specified in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached to this report as Exhibit 2.1 and which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Media General or Nexstar. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Letters provided by each of Media General and Nexstar to the other in connection with the signing of the Merger Agreement. These confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Media General and Nexstar rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Media General or Nexstar.

Voting Agreement

In connection with entering into the Merger Agreement, Nexstar, Media General and Media General shareholders holding approximately 8.8% of the issued and outstanding shares of Media General common stock entered into a voting and support agreement (the “Support Agreement”). The Support Agreement generally requires that the shareholders party thereto vote their Media General common stock in favor of the adoption of the Merger Agreement and take certain other actions in furtherance of the transactions contemplated by the Merger Agreement.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, a copy of which is attached as Exhibit 10.1 to this report and which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On January 27, 2016, prior to entering into the Merger Agreement, Media General and Meredith Corporation, an Iowa corporation (“Meredith”) terminated the Agreement and Plan of Merger, dated as of September 7, 2015 (the “Meredith Merger Agreement”), by and among Media General, Montage New Holdco, Inc., a Virginia corporation and a direct, wholly owned subsidiary of Media General (“New Holdco”), Montage Merger Sub 1, Inc., a Virginia corporation and a direct, wholly owned subsidiary of New Holdco, Montage Merger Sub 2, Inc., an Iowa corporation and a direct, wholly owned subsidiary of New Holdco, and Meredith. Simultaneously with the termination of the Meredith Merger Agreement, Media General paid to Meredith a termination fee of $60 million. Also in connection with the termination of the Meredith Merger Agreement, Meredith will receive an opportunity to negotiate for the purchase of certain broadcast and digital assets currently owned by Media General.

Item 8.01	Other Events.

On January 27, 2016, Media General and Meredith issued a joint press release announcing the termination of the Meredith Merger Agreement. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Also on January 27, 2016, Media General and Nexstar issued a joint press release announcing the entry into the Merger Agreement. A copy of this press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Media General has also provided additional information regarding the Merger in a webcast with investors that was held on January 27, 2016. A copy of the investor presentation used in connection with the webcast is attached as Exhibit 99.3 to this report and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 27, 2016, by and among Nexstar Broadcasting Group, Inc., Neptune Merger Sub, Inc. and Media General, Inc.

10.1	Voting and Support Agreement, dated as January 27, 2016, by and among Media General, Inc., Nexstar Broadcasting Group, Inc., and the other parties thereto.

99.1	Joint Press Release of Media General, Inc. and Meredith Corporation, dated as of January 27, 2016.

99.2	Joint Press Release of Media General, Inc. and Nexstar Broadcasting Group, Inc., dated as of January 27, 2016.

99.3	Investor Presentation, dated January 27, 2016.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, or a solicitation of any vote or approval. In connection with the Agreement and Plan of Merger, by and between Nexstar Broadcasting Group, Inc. (“Nexstar”), Media General, Inc. (“Media General”) and Neptune Merger Sub, Inc. (the “Merger”), Nexstar and Media General intend to file relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4 to be filed by Nexstar that will contain a joint proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS OF NEXSTAR AND MEDIA GENERAL ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Nexstar or Media General through the web site maintained by the SEC at http://www.sec.gov. In addition, the joint proxy statement/prospectus (when finalized) will be mailed to stockholders of Nexstar and Media General.

Certain Information Regarding Participants

Nexstar and Media General and their respective directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names and interests of Nexstar’s directors and executive officers in Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and Nexstar’s proxy statement for the 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2015. Information about Media General’s directors and executive officers is available in Media General’s definitive proxy statement, dated March 13, 2015, for its 2015 annual meeting of shareholders. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4 and the joint proxy statement/prospectus that Nexstar will file with the SEC when it becomes available.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar and Media General claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome and benefits of a transaction between Nexstar and Media General and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of Media General (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, Nexstar and Media General undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Media General’s and Nexstar’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2016

MEDIA GENERAL, INC.

	By:	/s/ James F. Woodward
Name: James F. Woodward Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 27, 2016, by and among Nexstar Broadcasting Group, Inc., Neptune Merger Sub, Inc. and Media General, Inc.

10.1	Voting and Support Agreement, dated as January 27, 2016, by and among Media General, Inc., Nexstar Broadcasting Group, Inc., and the other parties thereto.

99.1	Joint Press Release of Media General, Inc. and Meredith Corporation, dated as of January 27, 2016.

99.2	Joint Press Release of Media General, Inc. and Nexstar Broadcasting Group, Inc., dated as of January 27, 2016.

99.3	Investor Presentation, Dated January 27, 2016.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.